Exhibit 5.1

March 6, 2009

TECO Energy, Inc.

TECO Finance, Inc.

Tampa Electric Company

702 North Franklin Street

Tampa, Florida 33602

Re:	TECO Energy, Inc.
TECO Finance, Inc.
Tampa Electric Company
Registration Statement on Form S-3 filed on March 6, 2009

Ladies and Gentlemen:

We are rendering this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by TECO Energy, Inc. (“TECO Energy”), a Florida corporation, TECO Finance, Inc. (“TECO Finance”), a Florida corporation and wholly owned subsidiary of TECO Energy, and Tampa Electric Company (“Tampa Electric”), a Florida corporation and wholly owned subsidiary of TECO Energy, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.

We have reviewed the Registration Statement, including the prospectus relating to TECO Energy and TECO Finance (the “TECO Prospectus”) and the prospectus relating to Tampa Electric (the “Tampa Prospectus”), each of which is a part of the Registration Statement. The TECO Prospectus provides that it will be supplemented in the future by one or more supplements to the TECO Prospectus (each a “TECO Prospectus Supplement”). The TECO Prospectus as supplemented by various TECO Prospectus Supplements will provide for the issuance and sale by TECO Energy of (i) unsecured debt securities of TECO Energy (the “TECO Debt Securities”), (ii) preferred stock, $1.00 par value per share, of TECO Energy (the “Preferred Stock”), (iii) common stock, $1.00 par value per share, of TECO Energy (the “Common Stock”), (iv) stock purchase contracts to purchase from TECO Energy a specified number of shares of Common Stock or Preferred Stock at a future date or dates (the “Stock Purchase Contracts”), (v) units consisting of a Stock Purchase Contract and TECO Debt Securities, Preferred Stock, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts (the “Units”), (vi) warrants and/or other rights to purchase TECO Debt Securities, Preferred Stock and/or Common Stock (the “Warrants”), (vii) unsecured debt

TECO Energy, Inc.

TECO Finance, Inc.

Tampa Electric Company

March 6, 2009

securities of TECO Finance (the “Finance Debt Securities”) and (viii) the full and unconditional guarantee by TECO Energy of the Finance Debt Securities (the “Guarantees”). The TECO Debt Securities, the Preferred Stock, the Common Stock, the Stock Purchase Contracts, the Units, the Warrants and the Guarantees are collectively referred to herein as the “Registered TECO Securities.” The Registration Statement provides that TECO Debt Securities may be convertible into or exercisable or exchangeable for shares of the Common Stock, Preferred Stock or other securities issued by TECO Energy or debt or equity securities of one or more other entities. The Tampa Prospectus provides that it will be supplemented in the future by one or more supplements to the Tampa Prospectus (each a “Tampa Prospectus Supplement”). The Tampa Prospectus as supplemented by various Tampa Prospectus Supplements will provide for the issuance and sale by Tampa Electric of unsecured debt securities of Tampa Electric (the “Tampa Debt Securities”) and first mortgage bonds of Tampa Electric (the “Tampa Mortgage Securities,” and together with the Tampa Debt Securities, the “Registered Tampa Securities”).

The Registered TECO Securities, the Finance Debt Securities and the Registered Tampa Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The TECO Debt Securities are to be issued pursuant to an Indenture dated as of August 17, 1998 between TECO Energy and The Bank of New York Mellon, as trustee (the “TECO Trustee”), which is filed as Exhibit 4 to Amendment No. 1 to TECO Energy’s registration statement on Form S-3 (File No. 333-60819) filed on August 24, 1998 and incorporated by reference into the Registration Statement, as amended by the Third Supplemental Indenture dated as of December 1, 2000 between TECO Energy and the TECO Trustee, which is filed as Exhibit 4.21 to TECO Energy’s Current Report on Form 8-K filed on December 21, 2000 and incorporated by reference into the Registration Statement (the “TECO Indenture”).

The Finance Debt Securities and the Guarantees are to be issued pursuant to an Indenture dated as of December 21, 2007 among TECO Finance, as issuer, TECO Energy, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Finance Trustee”), which is filed as Exhibit 4.1 to TECO Energy’s Current Report on Form 8-K filed on December 21, 2007 and incorporated by reference into the Registration Statement (the “Finance Indenture”).

The Tampa Debt Securities are to be issued pursuant to an Indenture dated as of July 1, 1998 between Tampa Electric and The Bank of New York Mellon, as trustee (the “Tampa Debt Trustee”), which is filed as Exhibit 4.1 to Amendment No. 1 to Tampa Electric’s registration statement on Form S-3 (File No. 333-55873) filed on July 13, 1998 and incorporated by

TECO Energy, Inc.

TECO Finance, Inc.

Tampa Electric Company

March 6, 2009

reference into the Registration Statement, as amended by the Third Supplemental Indenture dated as of June 15, 2001 between Tampa Electric and the Tampa Debt Trustee, which is filed as Exhibit 4.2 to Tampa Electric’s Current Report on Form 8-K filed on June 27, 2001 and incorporated by reference into the Registration Statement (the “Tampa Debt Indenture”).

The Tampa Mortgage Securities are to be issued under and secured by an Indenture of Mortgage dated as of August 1, 1946 among Tampa Electric, U.S. Bank National Association, successor to State Street Bank and Trust Company, as trustee (the “Tampa Mortgage Trustee”) and First Savings & Trust Company of Tampa, which is filed as Exhibit 7 to Tampa Electric’s registration statement on Form S-1 (File No. 2-6693) filed on August 27, 1946 and incorporated by reference into the Registration Statement, as amended by (i) the Thirteenth Supplemental Indenture dated as of January 1, 1974 among Tampa Electric, the Tampa Mortgage Trustee and Marine Bank & Trust Company, which is filed as Exhibit 2-O to Tampa Electric’s registration statement on Form S-7 (File No. 2-49732) filed on January 15, 1974 and incorporated by reference into the Registration Statement; and (ii) the Nineteenth Supplemental Indenture dated as of August 7, 2007 between Tampa Electric and the Tampa Mortgage Trustee, which is filed as Exhibit 4.13 to the Registration Statement (the “Tampa Mortgage Indenture” and together with the TECO Indenture, the Finance Indenture and the Tampa Debt Indenture, the “Indentures”).

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with (i) the steps taken by TECO Energy and proposed to be taken by TECO Energy in connection with the authorization, issuance and sale of the Registered TECO Securities; (ii) the steps taken by TECO Finance and proposed to be taken by TECO Finance in connection with the authorization, issuance and sale of the Finance Debt Securities; and (iii) the steps taken by Tampa Electric and proposed to be taken by Tampa Electric in connection with the authorization, issuance and sale of the Registered Tampa Securities. We have made such examination as we consider necessary to render this opinion.

The opinions rendered herein are limited to the law of the State of Florida, the law of the State of New York, the law of the Commonwealth of Massachusetts and the federal laws of the United States.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1. When (i) the Board of Directors of TECO Energy adopts a resolution authorizing the issuance of particular TECO Debt Securities and (ii) TECO Energy and the TECO Trustee duly execute and deliver a supplemental indenture which establishes the specific terms of such TECO

TECO Energy, Inc.

TECO Finance, Inc.

Tampa Electric Company

March 6, 2009

Debt Securities, and such TECO Debt Securities have been duly authenticated by the TECO Trustee and duly executed and delivered on behalf of TECO Energy against payment therefor in accordance with the terms and provisions of the TECO Indenture and as contemplated by the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), and assuming that (a) the terms of the TECO Debt Securities as executed and delivered are as described in the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), (b) the TECO Debt Securities as executed and delivered do not violate any law applicable to TECO Energy or result in a default under or breach of any agreement or instrument binding upon TECO Energy, (c) the TECO Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to TECO Energy, whether imposed by any court or governmental or regulatory body having jurisdiction over TECO Energy and (d) the TECO Debt Securities are then issued and sold as contemplated in the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), the TECO Debt Securities will constitute valid and binding obligations of TECO Energy.

2. TECO Energy has the authority pursuant to its Articles of Incorporation (as amended, the “Articles”) to issue up to 10,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, including the filing of a charter amendment establishing the terms of the Preferred Stock, and upon adoption by the Board of Directors of TECO Energy of a resolution regarding such series as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. TECO Energy has the authority pursuant to the Articles to issue up to 400,000,000 shares of Common Stock. Upon adoption by the Board of Directors of TECO Energy of a resolution authorizing issuance of unissued and unreserved Common Stock in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

4. When (i) the Board of Directors of TECO Energy adopts a resolution authorizing the issuance of particular Warrants and the securities underlying such Warrants, (ii) to the extent necessary, the securities underlying such Warrants have been duly established in accordance with the terms of the Articles and applicable law, and (iii) TECO Energy and the warrant agent (the “Warrant Agent”) duly execute and deliver a warrant agreement (the “Warrant Agreement”)

TECO Energy, Inc.

TECO Finance, Inc.

Tampa Electric Company

March 6, 2009

which establishes the specific terms of such Warrants, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of TECO Energy against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), (b) the Warrants as executed and delivered do not violate any law applicable to TECO Energy or result in a default under or breach of any agreement or instrument binding upon TECO Energy, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to TECO Energy, whether imposed by any court or governmental or regulatory body having jurisdiction over TECO Energy and (d) the Warrants are then issued and sold as contemplated in the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of TECO Energy.

5. When (i) the Board of Directors of TECO Finance adopts a resolution authorizing the issuance of particular Finance Debt Securities and (ii) TECO Finance, TECO Energy and the Finance Trustee duly execute and deliver a supplemental indenture which establishes the specific terms of such Finance Debt Securities, and such Finance Debt Securities have been duly authenticated by the Finance Trustee and duly executed and delivered on behalf of TECO Finance against payment therefor in accordance with the terms and provisions of the Finance Indenture and as contemplated by the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), and assuming that (a) the terms of the Finance Debt Securities as executed and delivered are as described in the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), (b) the Finance Debt Securities as executed and delivered do not violate any law applicable to TECO Finance or result in a default under or breach of any agreement or instrument binding upon TECO Finance, (c) the Finance Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to TECO Finance, whether imposed by any court or governmental or regulatory body having jurisdiction over TECO Finance and (d) the Finance Debt Securities are then issued and sold as contemplated in the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), the Finance Debt Securities will constitute valid and binding obligations of TECO Finance.

6. When (i) the Board of Directors of TECO Energy adopts a resolution authorizing the issuance of particular Guarantees and (ii) TECO Finance, TECO Energy and the Finance Trustee duly execute and deliver a supplemental indenture which establishes the specific terms of such Guarantees, and such Guarantees have been duly authenticated by the Finance Trustee and duly

TECO Energy, Inc.

TECO Finance, Inc.

Tampa Electric Company

March 6, 2009

executed and delivered on behalf of TECO Energy as contemplated by the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), and assuming that (a) the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), (b) the Guarantees as executed and delivered do not violate any law applicable to TECO Energy or result in a default under or breach of any agreement or instrument binding upon TECO Energy, (c) the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to TECO Energy, whether imposed by any court or governmental or regulatory body having jurisdiction over TECO Energy and (d) the Guarantees are then issued as contemplated in the Registration Statement, the TECO Prospectus and the related TECO Prospectus Supplement(s), the Guarantees will constitute valid and binding obligations of TECO Energy.

7. When (i) the Board of Directors of Tampa Electric adopts a resolution authorizing the issuance of particular Tampa Debt Securities and (ii) Tampa Electric and the Tampa Debt Trustee duly execute and deliver a supplemental indenture which establishes the specific terms of such Tampa Debt Securities, and such Tampa Debt Securities have been duly authenticated by the Tampa Debt Trustee and duly executed and delivered on behalf of Tampa Electric against payment therefor in accordance with the terms and provisions of the Tampa Debt Indenture and as contemplated by the Registration Statement, the Tampa Prospectus and the related Tampa Prospectus Supplement(s), and assuming that (a) the terms of the Tampa Debt Securities as executed and delivered are as described in the Registration Statement, the Tampa Prospectus and the related Tampa Prospectus Supplement(s), (b) the Tampa Debt Securities as executed and delivered do not violate any law applicable to Tampa Electric or result in a default under or breach of any agreement or instrument binding upon Tampa Electric, (c) the Tampa Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Tampa Electric, whether imposed by any court or governmental or regulatory body having jurisdiction over Tampa Electric and (d) the Tampa Debt Securities are then issued and sold as contemplated in the Registration Statement, the Tampa Prospectus and the related Tampa Prospectus Supplement(s), the Tampa Debt Securities will constitute valid and binding obligations of Tampa Electric.

8. When (i) the Board of Directors of Tampa Electric adopts a resolution authorizing the issuance of particular Tampa Mortgage Securities and (ii) Tampa Electric and the Tampa Mortgage Trustee duly execute and deliver a supplemental indenture which establishes the specific terms of such Tampa Mortgage Securities, and such Tampa Mortgage Securities have been duly authenticated by the Tampa Mortgage Trustee and duly executed and delivered on behalf of Tampa Electric against payment therefor in accordance with the terms and provisions

TECO Energy, Inc.

TECO Finance, Inc.

Tampa Electric Company

March 6, 2009

of the Tampa Mortgage Indenture and as contemplated by the Registration Statement, the Tampa Prospectus and the related Tampa Prospectus Supplement(s), and assuming that (a) the terms of the Tampa Mortgage Securities as executed and delivered are as described in the Registration Statement, the Tampa Prospectus and the related Tampa Prospectus Supplement(s), (b) the Tampa Mortgage Securities as executed and delivered do not violate any law applicable to Tampa Electric or result in a default under or breach of any agreement or instrument binding upon Tampa Electric, (c) the Tampa Mortgage Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Tampa Electric, whether imposed by any court or governmental or regulatory body having jurisdiction over Tampa Electric and (d) the Tampa Mortgage Securities are then issued and sold as contemplated in the Registration Statement, the Tampa Prospectus and the related Tampa Prospectus Supplement(s), the Tampa Mortgage Securities will constitute valid and binding obligations of Tampa Electric.

The opinions set forth in paragraphs 1 and 4 through 8 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) the effect of acceleration of TECO Debt Securities, Finance Debt Securities, Guarantees or Registered Tampa Securities on the collectibility of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that (i) TECO Energy, TECO Finance and Tampa Electric are and will remain duly organized, validly existing and in good standing under applicable state law, (ii) that the consideration per share of Common Stock or Preferred Stock will not be less than $1.00 and (iii) the number of shares of Preferred Stock and Common Stock issued or issuable on exercise of the Registered TECO Securities issued pursuant to the Registration Statement, together with the number of shares of such class and series outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Preferred Stock or Common Stock authorized by the Articles on the date hereof and by any amendment to the Articles hereafter filed by TECO Energy with respect to Preferred Stock or Common Stock prior to the issuance of such shares.

TECO Energy, Inc.

TECO Finance, Inc.

Tampa Electric Company

March 6, 2009

To the extent that the obligations of TECO Energy, TECO Finance or Tampa Electric under an Indenture may be dependent thereon, we assume for purposes of this opinion that the trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the applicable trustee and constitutes a legally valid, binding and enforceable obligation of such trustee, enforceable against such trustee in accordance with its terms; that such trustee is in compliance, generally and with respect to acting as trustee under the applicable Indenture, with all applicable laws and regulations; and that such trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

To the extent that the obligations of TECO Energy under each Warrant Agreement may be dependent thereon, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the captions “Legal Matters” in the TECO Prospectus and the Tampa Prospectus constituting a part thereof.

Very truly yours,

/s/ EDWARDS ANGELL PALMER & DODGE LLP

EDWARDS ANGELL PALMER & DODGE LLP